EXHIBIT 23.1

                                  /Letterhead/
                        Andersen Andersen & Strong, LLC.
              Certified Public Accountants and Business Consultants
                         931 East 3300 South, Suite 202
                              Salt Lake City, Utah

Consent of  Independent Certified Public Accountant

Toner Systems International, Inc.

We hereby consent to the use of our report dated April 3, 2000, for the period ended December 31, 1999 to be included in the form 10 in accordance with Section 12 of the Securities Exchange Act of 1934.

/s/  Andersen Andersen and Strong L.L.C.
May 17, 2000
Salt Lake City, Utah